SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/_/ Confidential for use of the Commission only
    (as permitted by Rule 14a-6(e)(2))
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to ss. 240.14a-12

                               ACNB CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No Fee Required.
/_/ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   _____________________________________________________________________________

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   _____________________________________________________________________________

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   _____________________________________________________________________________

/_/ Fee paid previously with preliminary materials.

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

                                  April 5, 2000


Dear Fellow Shareholders of ACNB Corporation:

     On behalf of the Board of Directors, I am pleased to invite you to attend our Annual Meeting of Shareholders to be held on Tuesday, May 2, 2000, at 1:00 p.m., Eastern Time, at Adams County National Bank, 675 Old Harrisburg Road, Gettysburg, Pennsylvania 17325. At the annual meeting, you will have the opportunity to ask questions and to make comments. Enclosed with this proxy statement are your proxy and ACNB Corporation's 1999 Annual Report to Shareholders.

     The principal business of the meeting is to: fix the number of directors of the corporation at 11; fix the number of Class 1 Directors at 5; fix the number of Class 2 Directors at 3; fix the number of Class 3 Directors at 3; elect 3 Class 2 Directors for a term of 3 years; and, transact any other business that is properly presented at the annual meeting. The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon in more detail.

     I am delighted that you have invested in ACNB Corporation, and I hope that, whether or not you plan to attend the annual meeting, you will vote as soon as possible by completing, signing and returning the enclosed proxy in the envelope provided. The prompt return of your proxy will save the corporation expenses involved in further communications. Your vote is important. Voting by written proxy will ensure your representation at the annual meeting if you do not attend in person.

     I look forward to seeing you on May 2, 2000, at the corporation's annual meeting.

                                                     Sincerely,

                                                     /s/ Ronald L. Hankey
                                                     ---------------------
                                                     Ronald L. Hankey
                                                     President

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               OF ACNB CORPORATION
                            TO BE HELD ON MAY 2, 2000

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that ACNB Corporation will hold its Annual Meeting of Shareholders on Tuesday, May 2, 2000, at 1:00 p.m., Eastern Time, at Adams County National Bank, 675 Old Harrisburg Road, Gettysburg, Pennsylvania 17325, to consider and vote upon the following proposals:

     1. To fix the number of directors of the corporation at 11;

     2. To fix the number of Class 1 Directors at 5;

     3. To fix the number of Class 2 Directors at 3;

     4. To fix the number of Class 3 Directors at 3;

     5. To elect the following individuals as Class 2 Directors, each to serve a 3 year term:

        o  Wayne E. Lau
        o  Jennifer L. Weaver
        o  Harry L. Wheeler

     6. To transact any other business properly presented at the annual meeting.

     Shareholders as of March 1, 2000 are entitled to notice of the meeting and may vote at the annual meeting, either in person or by proxy.

     Management welcomes your attendance at the annual meeting. Whether or not you expect to attend the annual meeting in person, you are requested to complete, sign, date and promptly return the enclosed proxy in the accompanying postage-paid envelope. The prompt return of your proxy will save the corporation expenses involved in further communications. Even if you return a proxy, you may vote in person if you give written notice to the Secretary of the corporation and attend the annual meeting. Returning your proxy will ensure that your shares will be voted in accordance with your wishes and that the presence of a quorum will be assured.

     The corporation's Board of Directors is distributing this proxy statement, form of proxy, and ACNB Corporation's 1999 Annual Report to Shareholders on or about April 5, 2000.

                                           By Order of the Board of Directors,

                                           /s/ Ronald L. Hankey
                                           ---------------------------
                                           Ronald L. Hankey
                                           President
Gettysburg, Pennsylvania
April 5, 2000

                             YOUR VOTE IS IMPORTANT.
               TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE
                 THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE
                         ENCLOSED POSTAGE-PAID ENVELOPE.

                                ACNB CORPORATION
                            675 OLD HARRISBURG ROAD,
                         GETTYSBURG, PENNSYLVANIA 17325




                           OTC BB TRADING SYMBOL: ACNB



                                 PROXY STATEMENT
                       2000 ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON TUESDAY, MAY 2, 2000



                Mailed to Shareholders on or about April 5, 2000

                                TABLE OF CONTENTS

                                                                            Page
PROXY STATEMENT

GENERAL INFORMATION...........................................................1
         Date, Time and Place of the Annual Meeting...........................1
         Description of ACNB Corporation......................................1

VOTING PROCEDURES.............................................................2
         Solicitation and Voting of Proxies...................................2
         Quorum and Vote Required For Approval................................3
         Revocability of Proxy................................................4
         Methods of Voting....................................................4

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS.....................................5
         Governance...........................................................5
         Directors of ACNB Corporation........................................5
         Executive Officers of ACNB Corporation...............................6
         Committees and Meetings of ACNB Corporation's
           Board of Directors.................................................6
         Committees and Meetings of the Banks' Board of Directors.............6
         Compensation of ACNB Corporation's Board of Directors................7
         Compensation of The Farmers National Bank of Newville's
           Board of Directors.................................................7

BOARD OF DIRECTORS' REPORT ON
         EXECUTIVE COMPENSATION...............................................7
         Compensation Committee Report........................................7
         Chief Executive Officer Compensation.................................8
         Executive Officers Compensation......................................8

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION...................9

EXECUTIVE COMPENSATION.......................................................10
         Summary Compensation Table..........................................10
         Employment Contract with Ronald L. Hankey...........................11
         Adams County National Bank's Pension Plan...........................11
         The Farmers National Bank of Newville's Pension Plan................12
         Adams County National Bank's 401(k) Plan............................13
         The Farmers National Bank of Newville's 401(k) Plan.................13
         Life Insurance Plans of the Banks...................................14
         Executive Retirement Income Agreements..............................14
         The Farmers National Bank of Newville's Bonus Plan..................15

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................15

ELECTION OF DIRECTORS........................................................15
         Qualification and Nomination of Directors...........................15
         Information as to Nominees and Directors............................16

BENEFICIAL OWNERSHIP OF ACNB CORPORATION'S STOCK
         OWNED BY PRINCIPAL OWNERS AND MANAGEMENT............................19
         Principal Shareholders..............................................19
         Share Ownership by the Directors, Officers and Nominees.............19

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE......................21

PERFORMANCE GRAPH............................................................22

PROPOSALS....................................................................23
         To Fix the Number of Directors of ACNB Corporation at 11............23
         To Fix the Number of Class 1 Directors at 5.........................23
         To Fix the Number of Class 2 Directors at 3.........................23
         To Fix the Number of Class 3 Directors at 3.........................23
         To Elect 3 Class 2 Directors........................................23

INDEPENDENT AUDITORS.........................................................24

SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING................................24

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING........................25

ADDITIONAL INFORMATION.......................................................25

                                 PROXY STATEMENT
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                                ACNB CORPORATION
                            TO BE HELD ON MAY 2, 2000

                               GENERAL INFORMATION

Date, Time and Place of the Annual Meeting

     ACNB Corporation, a Pennsylvania business corporation and registered bank holding company, is furnishing this proxy statement in connection with the solicitation by the Board of Directors of proxies to be voted at the corporation's Annual Meeting of Shareholders. The annual meeting will be held at Adams County National Bank, 675 Old Harrisburg Road, Gettysburg, Pennsylvania 17325, on Tuesday, May 2, 2000, at 1:00 p.m., Eastern Time.

     The corporation's principal executive office is located at 675 Old Harrisburg Road, Gettysburg, Pennsylvania 17325. The corporation's telephone number is (717) 334-3161. All inquiries regarding the annual meeting should be directed to John W. Krichten, Secretary/Treasurer of ACNB Corporation.

Description of ACNB Corporation

     ACNB Corporation was established in 1983 as a one-bank holding company under the laws of Pennsylvania and the Bank Holding Company Act of 1956. On March 1, 1999, Farmers National Bancorp, Inc. merged into ACNB Corporation and The Farmers National Bank of Newville became a wholly-owned subsidiary of ACNB Corporation. Thus, the corporation's activities, as the parent two-bank holding company, consist of owning and supervising Adams County National Bank and The Farmers National Bank of Newville, its wholly-owned depository subsidiaries.

     Included with this proxy statement is a copy of the corporation's Annual Report to Shareholders for the fiscal year ended December 31, 1999. You may obtain a copy of the Annual Report to Shareholders for the 1998 fiscal year at no cost by contacting John W. Krichten, Secretary/Treasurer, ACNB Corporation, via mail at 675 Old Harrisburg Road, Gettysburg, Pennsylvania 17325, or via telephone at (717) 334-3161.

     We have not authorized anyone to provide you with information about the corporation; therefore, you should rely only on the information contained in this document or on documents to which we refer you. Although we believe we have provided you with all the information helpful to you in your decision to vote, events may occur at ACNB Corporation subsequent to printing this proxy statement that might affect your decision or the value of your stock.

                                VOTING PROCEDURES

Solicitation and Voting of Proxies

     The Board of Directors solicits this proxy for use at the corporation's 2000 annual meeting of shareholders. The corporation's directors and officers and bank employees may solicit proxies in person or by telephone, facsimile, telegraph or mail, but only for use at the annual meeting. The Adams County National Bank will pay the cost of preparing, assembling, printing, mailing and soliciting proxies and any additional material that the corporation sends to its shareholders. The corporation will make arrangements with brokerage firms and other custodians, nominees, and fiduciaries to forward proxy solicitation materials to the owners of stock held by these persons. The Adams County National Bank will reimburse these persons for their reasonable forwarding expenses.

     Only shareholders of record as of the close of business on Wednesday, March 1, 2000, (the voting record date), may vote at the annual meeting. The corporation's records show that, as of the voting record date, 5,705,530 shares of the corporation's common stock were outstanding. On all matters to come before the annual meeting, shareholders may cast one vote for each share held. Cumulative voting rights do not exist with respect to the election of directors. As of March 1, 2000, the Board of Directors knows of no person who owns of record or who is the beneficial owner of 5% or more of the corporation's outstanding common stock.

     If your shares are registered directly in your name with ACNB Corporation's transfer agent, Registrar and Transfer Company, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by the corporation. As the shareholder of record, you have the right to grant your voting proxy directly to the proxy holders or to vote in person at the meeting. The corporation has enclosed a proxy card for your use.

     If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

     By properly completing a proxy, the shareholder appoints D. Richard Guise and Philip P. Asper as proxy holders to vote his or her shares as specified on the proxy. Any signed proxy not specifying to the contrary will be voted as follows:

     FOR fixing the number of directors of the corporation at 11;

     FOR fixing the number of Class 1 directors at 5;

     FOR fixing the number of Class 2 directors at 3;

     FOR fixing the number of Class 3 directors at 3;

     FOR the election of the following individuals as Class 2 directors for a term of 3 years expiring in 2003:

          o Wayne E. Lau
          o Jennifer L. Weaver
          o Harry L. Wheeler

     The Board of Directors proposes to mail this proxy statement to the corporation's shareholders on or about April 5, 2000.

Quorum and Vote Required For Approval

     As of the close of business on March 1, 2000, the corporation had 5,705,530 shares of common stock, par value $2.50 per share, issued and outstanding.

     In order to hold the annual meeting, a "quorum" of shareholders must be present. Under Pennsylvania law, the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote is necessary to constitute a quorum for the transaction of business at the meeting. The proxy holders will count abstentions and broker non-votes as "present" for the purpose of determining the presence of a quorum. However, the proxy holders will not count broker non-votes as "present" when determining the presence of a quorum for the particular matter on which the broker has expressly not voted. If you are a beneficial owner and do not provide the shareholder of record with voting instructions, your shares may constitute broker non-votes. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any of the matters being voted upon at the meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because
(1) the broker has not received voting instructions from the beneficial owner, and (2) the broker lacks discretionary voting power to vote such shares.

     Assuming the presence of a quorum, approval to fix the number of directors of the Board of Directors and to fix the number of directors in each class requires the affirmative "FOR" vote of a majority of all shares present, in person or by proxy. Abstentions and broker non-votes are not deemed to constitute "votes cast" and, therefore, do not count either for or against the proposals. Abstentions and broker non-votes, however, have the practical effect of reducing the number of affirmative votes required to achieve a majority for the matter by reducing the total number of shares voted from which the required majority is calculated.

     Assuming the presence of a quorum, the shareholders will elect the candidates for director receiving the highest number of "FOR" votes cast by those shareholders entitled to vote for the election of directors. The proxy holders will not cast votes for or against any director candidates where the broker withheld authority.

Revocability of Proxy

     Shareholders who sign proxies may revoke them at any time before they are voted by:

     o delivering written notice of the revocation to John W. Krichten, Secretary/Treasurer of ACNB Corporation, at 675 Old Harrisburg Road, Gettysburg, Pennsylvania 17325; or

     o delivering a properly executed later-dated proxy to John W. Krichten, Secretary/Treasurer of the corporation, at 675 Old Harrisburg Road, Gettysburg, Pennsylvania 17325; or

     o attending the meeting and voting in person after giving written notice to the Secretary/Treasurer of the corporation.

     You have the right to vote and, if desired, to revoke your proxy any time before the annual meeting. Should you have any questions, please contact John W. Krichten, Secretary/Treasurer at (717) 334-3161.

Methods of Voting

     Proxy Voting

     o    Mark your selections.

     o Date your proxy and sign your name exactly as it appears on your proxy.

     o Mail the proxy to ACNB Corporation in the enclosed postage-paid envelope.

     Voting in Person

     o    Attend the annual meeting and show proof of eligibility to vote.

     o    Obtain a ballot.

     o    Mark your selections.

     o Date your ballot and sign your name exactly as it appears in the corporation's transfer books.


                    BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Governance

     The Board of Directors oversees all of the corporation's business, property, and affairs. The Chairman and the corporation's officers keep the members of the Board informed of the corporation's business through discussions at Board meetings and by providing them materials. The members also keep themselves informed by attending Board and committee meetings.

     During fiscal year 1999, the corporation's Board of Directors held 12 meetings. The Adams County National Bank Board of Directors held 12 meetings and The Farmers National Bank of Newville Board of Directors held 12 meetings during fiscal year 1999.

Directors of ACNB Corporation

     The following table sets forth (in alphabetical order) selected information about the corporation's directors.

                                                    CLASS OF          DIRECTOR            AGE AS OF
NAME                                                DIRECTOR            SINCE           MARCH 1, 2000
----                                                --------            -----           -------------
Philip P. Asper                                        1                1988                  51
Guy F.  Donaldson                                      3                1981                  68
Richard L. Galusha                                     2                1962                  78
D. Richard Guise, Vice Chairman                        1                1988                  66
Ronald L. Hankey, Chairman                             1                1975                  59
Edgar S. Heberlig                                      1                1970                  65
Philip M. Jones                                        3                1979                  82
Wayne E. Lau                                           2                1987                  65
William B. Lower                                       3                1974                  70
Paul G. Pitzer                                         2                1967                  81
Thomas A. Ritter                                       3                1997                  48
Ralph S. Sandoe                                        3                1982                  72
Marian B. Schultz                                      1                1992                  50
L. Robert Snyder                                       3                1979                  75
Jennifer L. Weaver                                     2                1992                  52
Harry L. Wheeler                                       2                1987                  59

Executive Officers of ACNB Corporation

         The following table sets forth selected information about the corporation's executive officers, each of whom is elected by the Board of Directors and each of whom holds office at the Board's discretion.


                                      POSITION             NUMBER OF SHARES             AGE AS OF
NAME AND POSITION                    HELD SINCE         BENEFICIALLY OWNED(1)         MARCH 1, 2000
-----------------                    ----------         ---------------------         -------------
Ronald L. Hankey
President                               1982                    19,150                      59
Chief Executive Officer                 1982
Chairman of the Board                   1982

John W. Krichten
Secretary                               1982                    24,108                      53
Treasurer                               1982

Lynda L. Glass
Assistant Secretary                     1993                      64                        39

------------------
(1) See Table entitled "Share Ownership by the Directors, Officers and Nominees" on page 19 for share ownership information for all officers.

Committees and Meetings of ACNB Corporation's Board of Directors

     The Board of Directors of the corporation has, at present, no standing committees. The corporation does not have a compensation or nominating committee; however, each of the subsidiary banks maintain a standing committee, which performs the functions of a compensation committee.

     A shareholder who desires to propose an individual for consideration by the Board of Directors as a nominee for director should submit a recommendation in writing to the Secretary of the corporation in compliance with the requirements of Article II, Section 202, of the corporation's Bylaws. Any shareholder who intends to nominate a candidate for election to the Board of Directors must notify the Secretary of the corporation in writing not less than 14 days prior to the date of any shareholder meeting called for the election of directors (or, for this year's annual meeting, by April 18, 2000).

Committees and Meetings of the Banks' Board of Directors

     During 1999, the Adams County National Bank's Board of Directors maintained 4 standing committees: Executive, Audit, Loan and Trust. During 1999, The Farmers National Bank of Newville's Board of Directors maintained 6 standing committees: Discount Loan, ALCO, Appraisal, Compliance, Personnel and Building.

     During 1999, ACNB's and both bank's Boards of Directors each held 12 meetings. Each of the directors attended at least 75% of the combined total number of meetings of ACNB's and of the bank's Boards of Directors meetings and the committees of which he or she is a member, with the exception of Directors Donaldson, Jones, Sandoe, Snyder, Weaver and Wheeler.

Compensation of ACNB Corporation's Board of Directors

     In 1999, the corporation's non-employee directors are compensated for their services rendered to the corporation (and to Adams County National Bank) as follows:

     o    an annual retainer of $3,000;
     o    $265 per monthly meeting;
     o committee meeting fees paid at the rate of $125 per hour with a minimum payment of $125; and
     o $250 compensation for a half-day seminar, plus expenses, if applicable; and $400 compensation for a full-day seminar, plus expenses, if applicable.

Compensation of The Farmers National Bank of Newville's Board of Directors

     In 1999, The Farmers National Bank of Newville non-employee directors were compensated for their services rendered to the bank as follows:

     o    an annual retainer of $2,850;
     o    $265 per monthly meeting; and
     o $80 per committee meeting, except the Appraisal Committee which is paid at the rate of $50 per event.

     The subsidiary banks do not compensate employee directors for attendance at Board of Directors meetings or committee meetings. In the aggregate, Adams County National Bank paid $130,461 to the Board of Directors for all services rendered in 1999. In the aggregate, The Farmers National Bank of Newville paid $65,040 to the Board of Directors for all services rendered in 1999.


                          BOARD OF DIRECTORS' REPORT ON
                             EXECUTIVE COMPENSATION

Compensation Committee Report

     The Board of Directors of ACNB Corporation governs the corporation and its subsidiary banks. In fulfilling its fiduciary duties, the Board of Directors acts in the best interests of the corporation's shareholders, customers, and the communities served by the corporation and the banks. To accomplish the corporation's strategic goals and objectives, the Board of Directors engages competent persons, who undertake to accomplish these objectives with integrity and with cost-effectiveness. The Board of Directors fulfills part of its strategic mission through the compensation of these individuals. Officers of the corporation are not compensated. Each bank provides compensation to its employees.

     The corporation seeks to offer competitive compensation opportunities for all employees based on the individual's contribution and personal performance. The Executive Committee, comprised of 11 directors (listed below), administers the compensation program. The committee seeks to establish a fair compensation policy to govern executive officers' base salaries and incentive plans to attract and motivate competent, dedicated and ambitious managers, whose efforts will enhance the corporation's products and services, the results of which will be improved profitability, increased dividends to the corporation's shareholders, and subsequent appreciation in the market value of the corporation's shares.

     The committee reviews and annually approves the compensation of the banks' top executives, including the chief executive officer and 6 other executive officers. As a guideline in determining base salaries, the committee uses a regional financial industry salary survey which covers financial institutions in the Pennsylvania, Maryland, Washington, D.C., and Virginia market place. The referenced survey includes more institutions than are listed on the peer group performance graph.

     The Board of Directors does not deem Section 162(m) of the Internal Revenue Code (the IRC) to be applicable to the corporation at this time. The Board of Directors intends to monitor the future application of IRC Section 162(m) to the compensation paid to its executive officers; and, in the event that this section becomes applicable, the Board of Directors intends to amend the corporation's and the banks' compensation plans to preserve the deductibility of the compensation payable under the plans.

Chief Executive Officer Compensation

     The Board of Directors determined that the Chief Executive Officer's 1999 base salary of $198,500, an approximate 5% increase in base salary, combined with a $1,985 bonus, is appropriate in light of the 1999 ACNB Corporation performance accomplishments. No direct correlation exists between the Chief Executive Officer's compensation, the Chief Executive Officer's increase in compensation, and ACNB Corporation's 1999 performance. The committee subjectively determines the increase in the Chief Executive Officer's compensation based on a review of all relevant information.

Executive Officers Compensation

     The committee increased the compensation of the banks' executive officers by approximately 3% in 1999. The committee determined the increases based on its subjective analysis of the individual's contribution to the corporation's strategic goals and objectives. In determining whether strategic goals have been achieved, the committee considers numerous factors, including the following: the corporation's performance as measured by earnings, revenues, return on assets, return on equity, market share, total assets, and non-performing loans.

Although the committee measured the performance and increases in compensation in light of these factors, no direct correlation exists between any specific criterion and the employees' compensation; nor does the committee, in its analysis, attribute specific weight to any such criteria. The committee makes a subjective determination after review of all relevant information, including the above.

     In addition to base salary, executive officers of the banks may participate in the banks' 401(k) plan and retirement plan. (See pages 11-14 for more information.)

     General labor market conditions, the individual's specific responsibilities and the individual's contributions to the corporation's success influence total compensation opportunities available to the bank's executive officers. The committee reviews individuals on a calender year basis and strives to offer compensation that is competitive with that offered by employers of comparable size in our industry. Through these compensation policies, the corporation strives to meet its strategic goals and objectives to its constituencies and provide compensation that is fair and meaningful to its executive officers.

     This report is furnished by the Adams County National Bank's Executive Committee which performs the functions of a compensation committee.

                          D. Richard Guise, Chairperson
      Philip P. Asper          William B. Lower            Marian B. Schultz
      Frank Elsner,     Jr.    Paul G. Pitzer              Jennifer L. Weaver
      Richard L. Galusha       Thomas A. Ritter
                         C.F. Ditzler, Director Emeritus
                      Ronald L. Hankey (ex-officio member)


                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

     Ronald L. Hankey, President and Chief Executive Officer, is an ex-officio member of the Executive Committee which also performs the functions of a compensation committee. Mr. Hankey makes recommendations to the Executive Committee regarding merit raise increases for all employees based on a merit appraisal in connection with recommendations provided by an outside consultant. A merit review of Mr. Hankey, President and Chief Executive Officer of ACNB Corporation and Adams County National Bank, is conducted by the Executive Committee. Mr. Hankey does not participate in conducting his review. The merit review is submitted to the entire Board of Directors to be voted upon.

                             EXECUTIVE COMPENSATION

     Shown below is information concerning the annual compensation for services in all capacities to the corporation and the banks for the fiscal years ended December 31, 1999, 1998 and 1997 of those persons who were, at December 31, 1999:

     o    Chief Executive Officer; and
     o the other four most highly compensated executive officers of the corporation and the banks to the extent such persons' total annual salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE


                               Annual Compensation                                  Long-Term Compensation
                               -------------------                                  ----------------------
                                                                              Awards                      Payouts
                                                                              ------                      -------
        (a)              (b)          (c)           (d)          (e)           (f)           (g)            (h)            (i)
                                                                Other                    Securities
                                                               Annual       Restricted   Underlying                     All other
                                                               Compen-        Stock       Options/         LTIP          Compen-
 Name and Principal                 Salary         Bonus       sation        Award(s)       SARs          Payouts         sation
      Position           Year         ($)           ($)           $            ($)           (#)            ($)         ($)(1)(2)
      --------           ----         ---           ---        ------       ----------    ---------       -------       ---------

Ronald L. Hankey,        1999       198,500        1,985          0             0             0              0            55,511
President and Chief      1998       189,000        1,890          0             0             0              0            55,226
Executive Officer of     1997       180,000        1,800          0             0             0              0            54,879
the corporation and
of Adams County
National Bank

John W. Krichten,        1999       99,052          991           0             0             0              0            13,162
Senior Vice              1998       96,157          961           0             0             0              0            13,020
President, Cashier       1997       93,130          931           0             0             0              0            12,823
and Chief Financial
Officer of the
corporation and of
Adams County
National Bank

--------------
(1) Includes amount contributed by Adams County National Bank to the 401(k) Plan of $6,400, $6,400, and $6,315 in 1999, 1998 and 1997, respectively, on behalf of Mr. Hankey. Includes deferred compensation (salary continuation plan) of $49,111 and $48,826 in 1999 and 1998, respectively, on behalf of Mr. Hankey.

(2) Includes amount contributed by Adams County National Bank to the 401(k) Plan of $3,962, $3,846, and $3,725 in 1999, 1998 and 1997, respectively, on behalf of Mr. Krichten. Includes deferred compensation (salary continuation plan) of $9,200 and $9,174 in 1999 and 1998, respectively on behalf of Mr. Krichten.

Employment Contract with Ronald L. Hankey

     Effective January 1, 1998, Adams County National Bank, the corporation and Mr. Ronald L. Hankey, President and Chief Executive Officer of the corporation and Adams County National Bank and a member of the Boards of Directors of the corporation and Adams County National Bank, entered into an employment agreement for a term of 3 years. The agreement renews automatically for additional 1 year periods unless one party provides the other party with written notice of termination. The agreement specifies Mr. Hankey's positions and duties, compensation and benefits, and indemnification and termination provisions. The agreement also contains a non-competition provision, a confidentiality provision, and a change-in-control provision.

     Under the terms of his employment agreement, Mr. Hankey serves as the President and Chief Executive Officer of the corporation and of Adams County National Bank and as a member of the Boards of Directors of the corporation and of Adams County National Bank. The employment agreement provided Mr. Hankey with an annual direct salary of $189,000 in 1998. This salary may be increased in subsequent years as the Board of Directors deems appropriate. In addition, the Boards of Directors of the corporation and Adams County National Bank have discretion to pay a yearly bonus to Mr. Hankey. Mr. Hankey is not entitled to receive director fees or other compensation for serving on the corporation's and the Adams County National Bank's Boards of Directors or their committees. Mr. Hankey is also entitled to receive the employee benefits made available by Adams County National Bank to its employees.

     The agreement with Mr. Hankey also provides that if his employment is terminated by the corporation or Adams County National Bank, due to death, disability or for "cause", then he is entitled to the full annual direct salary through the date of termination. If Mr. Hankey's employment is terminated by the corporation or Adams County National Bank other than pursuant to death, disability or for "cause", or if Mr. Hankey terminates his employment for "good reason", then he is entitled to his full annual direct salary from the date of termination through the last day of the term of the agreement. If Mr. Hankey's employment is terminated as a result of a change in control, then he is entitled to his then current direct annual salary through the last date of the term of the agreement and will continue to participate in all employee benefit plans and programs in which he was previously entitled to participate.

Adams County National Bank's Pension Plan

     The employees of Adams County National Bank are covered under the bank's Group Pension Plan for Employees. The plan is a defined benefit pension plan under the Employee Retirement Income Security Act of 1974. The most recent amendment was effective November 1, 1989. Adams County National Bank is the plan administrator.

     Amounts are set aside each year to fund the plan on the basis of actuarial calculations. The amount of contribution to a defined pension plan on behalf of a specific employee cannot be separately or individually calculated. The total pension expense in 1999 for the Adams County

National Bank plan was $785,360. The contribution made by the bank in 1999 to the plan was $291,958.17. This contribution was sufficient to meet the legal minimum funding requirements.

     Each employee of Adams County National Bank who attains the age of 20 years and 6 months and who completes 6 months of eligible service, whichever is later, is eligible to participate in the plan on the following anniversary of the plan. The plan generally provides for a prospective benefit at the age of 65 years for the employee's remaining lifetime with payments certain for 5 years, calculated as follows: 1% of final average compensation below the applicable Social Security Covered Compensation, and 1.3% of such earnings above the Covered Compensation, the total being multiplied by years of credited service up to a maximum of 45 years of credited service. The minimum benefit is the amount an employee accrued as of October 31, 1989. If an employee has earned 30 or more years of credited service, he or she is eligible to retire at age 62 with no reduction applied to his or her benefit.

     The following table shows for different final average compensation and for different years of credited service, the annual benefits currently payable upon retirement at age 65 by a participating employee.

                                         Annual Retirement Income (1)
                                         ----------------------------
        Final                                    Years of Service
       Average              -----------------------------------------------
    Compensation                 15           25         35      45 or more
    ------------                 --           --         --      ----------

    $     50,000            $  8,796     $  14,661   $ 20,525    $  26,389
          75,000              13,671        22,786     32,900       41,014
         100,000              18,546        30,911     43,275       55,639
         125,000              23,421        39,036     54,650       70,264
         150,000              28,296        47,161     66,025       84,889
         175,000              33,171        55,286     77,400       99,514
         200,000              38,046        63,411     88,775      112,221

-----------------
(1) Assumes normal retirement date (age 65) occurs in 1999. Actual benefits may be slightly higher on account of benefits earned under the plan prior to the 1989 amendment. Later retirement dates produce smaller retirement benefits as Social Security Covered Compensation increases.

     For 1999, the covered compensation, as reported above in the Summary Compensation Table, for Mr. Hankey, President and Chief Executive Officer, is $198,500. The covered compensation includes salary only. As of December 31, 1999, Mr. Hankey had 42 years of service credited under the plan.

The Farmers National Bank of Newville's Pension Plan

     The Farmers National Bank of Newville maintained a non-contributory funded pension plan for all full-time bank employees who met certain eligibility criteria. This plan was frozen in March, 1993 and no further contributions to the plan are expected in the future.

    GROUP PENSION PLAN FOR EMPLOYEES OF THE FARMERS NATIONAL BANK OF NEWVILLE
                          ANNUAL BENEFIT AT RETIREMENT


                                               YEARS OF SERVICE AT RETIREMENT
     SALARY         15                  20                   25                  30                   35
     ------         --                  --                   --                  --                   --
     40,000       15,432              20,576               25,720              25,720               25,720
     60,000       23,148              30,864               38,580              38,580               38,580
     80,000       31,619              42,158               52,698              52,698               52,598
    100,000       41,375              55,166               68,958              68,958               68,958
    120,000       51,131              68,174               85,218              85,218               85,218

---------------------

Based on Integration Level of $72,600.
Benefits frozen effective April, 1993.

Adams County National Bank's 401(k) Plan

     Adams County National Bank maintains a defined contribution - profit sharing 401(k) plan. Adams County National Bank is the plan sponsor and plan administrator. Ronald L. Hankey, President and Chief Executive Officer of the corporation and of Adams County National Bank, and John W. Krichten, Secretary/Treasurer of the corporation and Senior Vice President, Cashier and Chief Financial Officer of Adams County National Bank, are the plan trustees. The plan is subject to certain laws and regulations pursuant to the Internal Revenue Code and participants are entitled to certain rights and protection under the Employee Retirement Income Security Act of 1974.

     An employee is eligible to participate in the plan after working for 6 months and attaining the age of 20 years and 6 months. An eligible employee may elect to contribute a portion of salary and wages (other than bonuses) or other direct remuneration to the plan. Generally, an eligible employee may not contribute more than 15% of his or her compensation. Adams County National Bank matches a percentage of the employee's contribution. In 1999, Adams County National Bank's contribution equaled 100% of the employee's contribution up to a maximum of 4% of annual salary. Adams County National Bank's contributions to the plan for each participant vest in 6 years. The employee's contributions to the plan vest immediately.

The Farmers National Bank of Newville's 401(k) Plan

     The Farmers National Bank of Newville maintains a contributory thrift plan under Section 401(k) of the Internal Revenue Code. The plan permits Farmers National Bank to appoint an administrative committee to assist in the administration of the plan. Farmers National Bank appointed Carolyn H. Kough, Executive Vice President and Chief Executive Officer of the bank, and W. Irvin Nelson, Secretary, and a member of The Farmers National Bank of Newville's Board of Directors, as the trustees of the plan. The plan is subject to certain laws and regulations under the Internal Revenue Code and participants are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974.


     To be eligible to become a participant in the plan, an employee must complete one year of service during which the employee worked at least 1,000 hours, and attain the age of 21. A participating employee may elect to have the bank contribute a portion of his or her compensation to the plan. This elective deferral may not exceed a specific plan amount for any calendar year as determined by the Internal Revenue Service. The plan also provides for The Farmers National Bank of Newville to make nonelective contributions to the plan in an amount to be determined by the bank at its discretion for any plan year. The employee's contributions to the plan vest immediately. The bank's contributions to the plan for each participant vest after 5 years of credited service. In the aggregate, The Farmers National Bank of Newville contributed $274,597 to the plan in 1999.

Life Insurance Plans of the Banks

     Each subsidiary bank maintains a group term life insurance plan. All full time bank employees are eligible to participate in their respective plan. The insurance benefit for employees of Adams County National Bank is calculated as 2 times salary, with a maximum of $100,000. The insurance benefit for employees of The First National Bank of Newville is calculated as 1.5 times salary, with a maximum of $50,000.

Executive Retirement Income Agreements

     Adams County National Bank entered into retirement income agreements with Mr. Hankey and other executive officers of Adams County National Bank to provide supplemental retirement income benefits to these officers when they reach their normal retirement date. The benefits are payable in 180 equal monthly installments. Benefits are also payable upon disability, early retirement, termination of service, or death. Benefit amounts will be determined by the individual's number of years of service and compensation at retirement age. Benefits accrue annually, but no vesting occurs until the individual completes 10 years of service with Adams County National Bank. Estimated liability under the agreements is accrued as earned by the employee. Adams County National Bank is the owner and beneficiary of life insurance policies on each officer, that had an aggregate cash value of approximately $1,781,569 at December 31, 1999. Adams County National Bank purchased these policies to fund the retirement income agreements entered into with these individuals. Further information with respect to these agreements is set forth in the Notes to Consolidated Financial Statements contained in ACNB Corporation's 1999 Annual Report to Shareholders which is enclosed with this proxy statement.

The Farmers National Bank of Newville's Bonus Plan

     The Farmers National Bank of Newville provides its employees with annual cash bonuses, subject to Board approval, based on years of service.


     YEARS OF SERVICE                            BONUS
     ----------------                            -----
     After  1 Year                                 4%
            2 Years                                6%
            3 Years                                8%
            4 Years                               10%
            5 - 20 Years                          12%
            20 - 25 Years                         15%
            25 Years or more                      20%

     The total cash bonus paid by The Farmers National Bank of Newville to all employees in 1999 was $53,801.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The corporation and its subsidiary banks have not entered into any material transactions, proposed or consummated, with any director or executive officer of the corporation or the banks, or any associate of the foregoing persons. The corporation and the banks have engaged in and intend to continue to engage in banking and financial transactions in the ordinary course of business with directors and officers of the corporation and the banks and their associates on comparable terms with similar interest rates as those prevailing from time to time for other bank customers.

     Total loans outstanding from the banks at December 31, 1999, to the corporation's and the banks' officers and directors as a group, members of their immediate families and companies in which they had an ownership interest of 10% or more, amounted to $5,237,645, or approximately 8.75% of the combined banks' total equity capital. The banks made these loans in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collection or present other unfavorable features. The aggregate amount of indebtedness as of the latest practicable date, March 1, 2000, to the above described group was approximately $4,938,070.

                              ELECTION OF DIRECTORS

Qualification and Nomination of Directors

     The corporation's Articles of Incorporation and Bylaws authorize the number of directors to be not less than 5 nor more than 25. They also provide for 3 classes of directors with staggered 3 year terms of office that expire at successive annual meetings. Currently, Class 1 consists of 5 directors, Class 2 consists of 7 directors, and Class 3 consists of 4 directors.

However, pursuant to Article 11 of the corporation's Articles of Incorporation and Article I, Section 105 of the corporation's Bylaws, shareholders shall at each meeting for the election of directors, determine by resolution how many directors will be elected to serve in each class of directors to be elected at that meeting. The Board of Directors believes that it is in the corporation's best interest to fix the number of directors to be elected at 11. The proposed 11 member Board of Directors will consist of 5 Class 1 Directors, 3 Class 2 Directors and 3 Class 3 Directors. Shareholders will elect 3 Class 2 Directors to serve for 3 year terms that expire at the corporation's 2003 annual meeting.

     The Board of Directors nominated the 3 persons named below to serve as Class 2 Directors until the 2003 annual meeting of shareholders or until their earlier death, resignation or removal from office. All of the nominees for Class 2 Director are presently members of the Board of Directors and all have consented to serve another term as a director if re-elected. If any of the nominees should be unavailable to serve for any reason, a majority of the Board of Directors then in office may fill the vacancy until the expiration of the term of the class of directors to which he or she was appointed.

     The proxy holders intend to vote all proxies for the election of each of the 3 nominees named below, unless you indicate that your vote should be withheld from any or all of them. Each candidate elected as a director will continue in office until his or her successor has been duly elected and qualified, or until his or her death, resignation or retirement.

     The Board of Directors proposes the following nominees for election as Class 2 Directors at the annual meeting:

     o    Wayne E. Lau
     o    Jennifer L. Weaver
     o    Harry L. Wheeler

     The Board of Directors recommends that shareholders vote FOR the proposal to fix the number of directors at 11; FOR the proposal to fix the number of Class 1 directors at 5; FOR the proposal to fix the number of Class 2 directors at 3; FOR the proposal to fix the number of Class 3 directors at 3; and FOR the proposal to elect the 3 nominees listed above as Class 2 Directors.

Information as to Nominees and Directors

     Set forth below is the principal occupation and certain other information regarding the nominees and other directors whose terms of office will continue after the annual meeting. You will find information about their share ownership on pages 19-21.


CURRENT CLASS 2 DIRECTORS (to serve until 2000)
         AND
NOMINEES FOR CLASS 2 DIRECTORS (to serve until 2003)
------------------------------
Wayne E. Lau               Mr. Lau, age 65, has been a member of both the corporation's and Adams
                           County National Bank's Boards of Directors since 1987.  Mr. Lau is a sales representative for Destinations, a travel agency located in East
                           Berlin, Pennsylvania.

Jennifer L. Weaver         Ms. Weaver, age 52, has been a member of both the corporation's and
                           Adams County National Bank's Boards of Directors since 1992.  She is the Director of the Gettysburg Campus of Harrisburg Area Community
                           College.

Harry L. Wheeler           Mr. Wheeler, age 59, has been a member of the corporation's Board of
                           Directors since March 1, 1999  when the merger of Farmers National
                           Bancorp, Inc. and ACNB Corporation was completed.  He has also been a member of the Board of Directors of Farmers National Bank of Newville
                           since 1987.  Mr. Wheeler is the proprietor of Wheeler Drywall, located in
                           Carlisle, Pennsylvania.

BOARD OF DIRECTORS - CONTINUING AS DIRECTORS

CLASS 1 DIRECTORS (to serve until 2001)
-----------------

Philip P. Asper            Mr. Asper, age 51, has been a member of both the corporation's and
                           Adams County National Bank's Boards of Directors since 1988.  He is a building contractor in Biglerville, Pennsylvania.

D. Richard Guise           Mr. Guise, age 66, has been a member of both the corporation's and
                           Adams County National Bank's Boards of Directors since 1988.  He is the
                           President of Adams County Motors Corp., an automobile dealership located in Gettysburg, Pennsylvania.

Ronald L. Hankey           Mr. Hankey, age 59, is the President and Chief Executive Officer of the
                           corporation and of Adams County National Bank.  He has been a member of the corporation's Board of Directors and has served as the Chairman of the Board since 1982.  Mr. Hankey has been a member of Adams County
                           National Bank's Board of Directors and has served as the Chairman of the
                           Board since 1975.  Mr. Hankey has also been a member of the Board of
                           Directors of  Farmers National Bank of Newville since March 1, 1999.



                                       17




Edgar S. Heberlig          Mr. Heberlig, age 65, has been a member of the corporation's Board of
                           Directors since March 1, 1999 when the merger of Farmers National
                           Bancorp, Inc. and ACNB Corporation was completed.  He has also been a member of the Board of Directors of Farmers National Bank of Newville
                           since 1970. Mr. Heberlig is a retired farm structure salesman and a retired
                           Navy pilot.

Marian B. Schultz          Ms. Schultz, age 50, has been a member of
                           both the corporation's and Adams County National
                           Bank's Boards of Directors since 1992. She is
                           Assistant Dean, Division of Undeclared Majors, at
                           Shippensburg University, located in Shippensburg,
                           Pennsylvania and is currently serving as Interim Dean
                           - Special Academic Program.

CLASS 3 DIRECTORS (to serve until 2002)
-----------------

Guy F. Donaldson           Mr. Donaldson, age 68, has been a member of the corporation's Board of
                           Directors since 1982 and of Adams County National Bank's Board of
                           Directors since 1981.  He is a fruit grower in Ortanna, Pennsylvania.

William B. Lower           Mr. Lower, age 70, has been a member of the corporation's Board of
                           Directors since 1982 and of Adams County National Bank's Board of
                           Directors since 1974.  Mr. Lower is President of Boyer Nurseries &
                           Orchards, Inc., located in Biglerville, Pennsylvania.

Ralph S. Sandoe            Mr. Sandoe, age 72, has been a member of the corporation's Board of
                           Directors since 1987 and of Adams County National Bank's Board of
                           Directors since 1982.  Mr. Sandoe is a fruit broker in Biglerville,
                           Pennsylvania.

CURRENT CLASS 2 DIRECTORS RETIRING AT THE 2000 ANNUAL MEETING
-------------------------------------------------------------

Richard L. Galusha         Mr. Galusha, age 78, has been a member of ACNB's Board of Directors since 1987 and a director of Adams County National Bank since 1962.
                           Mr. Galusha is a realtor in Arendtsville, Pennsylvania.

Paul G. Pitzer             Mr. Pitzer, age 81, has been a member of ACNB's Board of Directors since 1992 and a director of Adams County National Bank since 1967.  He is a fruit grower in Biglerville, Pennsylvania.


                                       18




CURRENT CLASS 3 DIRECTORS RETIRING AT THE 2000 ANNUAL MEETING
-------------------------------------------------------------

Philip M. Jones            Mr. Jones, age 82, has been a member of ACNB's Board of Directors since 1982 and a director of Adams County National Bank since 1979.  He is the Chief Executive Officer of Times and News Publishing Company in
                           Gettysburg, Pennsylvania.

L. Robert Snyder           Mr. Snyder, age 75, has been a member of ACNB's Board of Directors since 1982 and a director of Adams County National Bank since 1979.  He is Chairman of the Board of Littlestown Hardware & Foundry Co., Inc., in
                           Littlestown, Pennsylvania.

CLASS 3 DIRECTOR WHO RETIRED ON DECEMBER 30, 1999
-------------------------------------------------

Thomas A. Ritter           Mr. Ritter, age 47, was a member of both ACNB's and Adams County
                           National Bank's Board of Directors from 1997 until his retirement from the Boards in December 1999.  Mr. Ritter was an insurance agent in
                           Gettysburg, Pennsylvania.  Effective January 1, 2000, he became an
                           Executive Vice President of Adams County National Bank.


                BENEFICIAL OWNERSHIP OF ACNB CORPORATION'S STOCK
                    OWNED BY PRINCIPAL OWNERS AND MANAGEMENT

Principal Shareholders

     As of March 1, 2000, the Board of Directors knows of no person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than 5% of the corporation's outstanding common stock.

Share Ownership by the Directors, Officers and Nominees

     The following table sets forth, as of March 1, 2000, and from information received from the respective individuals, the amount and percentage of the common stock beneficially owned by each director, each nominee, and all executive officers, directors and nominees of the corporation as a group. Unless otherwise noted, shares are held individually and the percentage of class is less than 1% of the outstanding common stock.


NAME OF INDIVIDUAL OR               AMOUNT AND NATURE OF         PERCENTAGE OF
IDENTITY OF GROUP                BENEFICIAL OWNERSHIP (1)(2)         CLASS
-----------------                ---------------------------     -------------
CLASS 1 DIRECTORS
-----------------
Philip P. Asper                            5,234(3)                    --
D. Richard Guise                           8,788(4)                    --
Ronald L. Hankey                          19,150(5)                    --
Edgar S. Heberlig                         28,862(6)
Marian B. Schultz                          2,050(7)                    --

NAME OF INDIVIDUAL OR               AMOUNT AND NATURE OF         PERCENTAGE OF
IDENTITY OF GROUP                BENEFICIAL OWNERSHIP (1)(2)         CLASS
-----------------                ---------------------------     -------------
CLASS 2 DIRECTORS
-----------------
Richard L. Galusha                         8,210                       --
Wayne E. Lau                               4,312(8)                    --
Paul G. Pitzer                             7,500(9)                    --
Jennifer L. Weaver                           600                       --
Harry L. Wheeler                           8,361(10)

CLASS 3 DIRECTORS
-----------------
Guy F. Donaldson                           2,890                       --
Philip M. Jones                           91,274(11)                 1.60%
William B. Lower                          43,978(12)                   --
Thomas A. Ritter                           3,374(13)                   --
Ralph S. Sandoe                            9,020(14)                   --
L. Robert Snyder                           5,958(15)                   --
John W. Krichten
Secretary/Treasurer                       24,206(16)                   --
Lynda L. Glass                                64(17)
Assistant Secretary

All Officers and Directors               273,831                     4.80%
as a Group (16 Directors, 3
Officers, 18 persons in total)

-----------

(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power, or has the right to acquire beneficial ownership within 60 days after March 1, 2000. Beneficial ownership may be disclaimed as to certain of the securities.

(2)  Information furnished by the Directors and the corporation.

(3)  These shares are held jointly with Mr. Asper's spouse.

(4)  These shares are held jointly with Mr. Guise's spouse.

(5) Figure includes 6,228 shares held solely by Mr. Hankey; and 12,922 shares held jointly with Mr. Hankey's spouse.

(6) Figure includes 26,375 shares held solely by Mr. Heberlig; 2,226 shares held jointly with Mr. Heberlig's spouse; and 221 shares held solely by Mr. Heberlig's spouse.

(7) Figure includes 700 shares held jointly with Mrs. Schultz's spouse; and 1,350 shares held solely by Mrs. Schultz's spouse.

(8)  These shares are held jointly with Mr. Lau's spouse.

(9)  These shares are held jointly with Mr. Pitzer's spouse.

(10) Figure includes 6,707 shares held solely by Mr. Wheeler; and 1,654 shares held jointly with Mr. Wheeler's spouse.

(11) Figure includes 8,644 shares held solely by Mr. Jones; 5,218 shares held solely by Mr. Jones' spouse; and 77,412 shares held by Times and News Publishing Co. of which Mr. Jones and his spouse own 56.74%.

(12) Figure includes 1,072 shares held solely by Mr. Lower; 42,456 shares held by Mr. Lower as Trustee of the William B. Lower, Sr.; 450 shares held by Mr. William B. Lower Sr. as Trustee of the William B. Lower, Sr. Revocable Trust.

(13) Figure includes 1,590 shares held jointly with Mr. Ritter's spouse; and 1,784 shares held solely by Mr. Ritter's spouse.

(14) Figure includes 800 shares held solely by Mr. Sandoe; and 8,220 shares held jointly with Mr. Sandoe's spouse.

(15) Figure includes 5,682 shares held solely by Mr. Snyder; and 276 shares held jointly with Mr. Snyder's spouse.

(16) Figure includes 3,120 shares held solely by Mr. Krichten; 20,772 shares held jointly with Mr. Krichten's spouse; and 314 shares held as custodian for Mr. Krichten's daughter.

(17) These shares are held jointly with Ms. Glass' spouse.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that the corporation's officers and directors, and persons who own more than 10% of the registered class of the corporation's equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors, and greater than 10% shareholders are required by SEC regulation to furnish the corporation with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of Forms 3, 4 and 5 and amendments thereto received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the corporation believes that during the period from January 1, 1999, through December 31, 1999, its officers and directors complied with all applicable filing requirements.

                                PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly change in the cumulative total shareholder return on ACNB Corporation's common stock against the cumulative total return of the S&P 500 Stock Index and the NASDAQ Bank Index for the period of 5 fiscal years commencing January 1, 1995 and ending December 31, 1999. The graph shows that the cumulative investment return to shareholders, based on the assumption that a $100 investment was made on December 31, 1994, in each of the corporation's capital stock, the S& P 500 Stock Index and the Peer Group Index, and that all dividends were reinvested in such securities over the past five (5) years, the cumulative total return on such investment would be $151.74, $350.26 and $188.83, respectively. The shareholder return shown on the graph below is not necessarily indicative of future performance.



                                    [GRAPHIC]

               In the printed version of the document, line graph
                appears which depicts the following plot points:

                                1994   1995     1996     1997     1998     1999
                                ----  ------   ------   ------   ------   ------
Peer Group Index                100   109.39   124.49   178.38   230.72   188.83
ACNB Corp.                      100   124.88   119.68   181.66   180.90   151.74
S & P 500 Total Return Index    100   137.45   168.92   225.21   289.43   350.26


NOTE: The peer group for which information appears above includes the following companies: CNB Financial Corporation; Citizens & Northern Corporation; Drovers Bancshares Corporation; First West Chester Corporation; Franklin Financial Services Corp.; Hanover Bancorp, Inc.; Penseco Financial Services Corporation; Penns Woods Bancorp, Inc.; PennRock Financial Services Corp.; and, Sterling Financial Corp. These companies were selected based on four criteria as of September 30, 1999: total assets between $425 million and $1.1 billion; market capitalization between $55 million and $250 million; headquarters located in Pennsylvania; and, not quoted on NASDAQ.

                                    PROPOSALS

1.   TO FIX THE NUMBER OF DIRECTORS OF ACNB CORPORATION AT 11.

     The Board of Directors recommends a vote FOR this proposal.

2.   TO FIX THE NUMBER OF CLASS 1 DIRECTORS AT 5.

     The Board of Directors recommends a vote FOR this proposal.

3.   TO FIX THE NUMBER OF CLASS 2 DIRECTORS AT 3.

     The Board of Directors recommends a vote FOR this proposal.

4.   TO FIX THE NUMBER OF CLASS 3 DIRECTORS AT 3.

     The Board of Directors recommends a vote FOR this proposal.

5.   TO ELECT 3 CLASS 2 DIRECTORS.

     Nominees for Class 2 Director are:

     o    Wayne E. Lau (director since 1987)
     o    Jennifer L. Weaver (director since 1992)
     o    Harry L. Wheeler (director since 1999)

     Each has consented to serve a 3 year term. (See page 15 for more information.)

     If any director is unable to stand for re-election, the Board may designate a substitute. The proxy holders will vote in favor of a substitute nominee. The Board of Directors has no reason to believe the 3 nominees for Class 2 Director will be unable to serve if elected.

     Cumulative voting rights do not exist with respect to the election of directors. The affirmative vote of the majority of shares present (in person or by proxy and entitled to vote at the annual meeting) is needed to elect a director.

     The Board of Directors recommends a vote FOR the election of the 3 nominees as Class 2 Directors.

     In the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. For the other proposals, you may vote "FOR", "AGAINST" or "ABSTAIN." If you "ABSTAIN", it has the same effect as a vote "AGAINST." If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board ("FOR" all of the Board's nominees and "FOR" all other items described in this proxy statement).

                              INDEPENDENT AUDITORS

     Stambaugh o Ness, P.C., successor to Harry Ness & Company, Certified Public Accountants, of York, Pennsylvania, served as the corporation's independent auditors for its 1999 fiscal year. The corporation has been advised by Stambaugh
o Ness, P.C. that none of its members have any financial interest in the corporation. In addition to performing customary audit services, Stambaugh o Ness, P.C. assisted the corporation and the banks with preparation of their federal and state tax returns, and provided assistance in connection with regulatory matters, charging the banks for such services at its customary hourly billing rates. These non-audit services were approved by the corporation's and the banks' Boards of Directors after due consideration of the effect of the performance thereof on the independence of the auditors and after the conclusion by the corporation's and the banks' Boards of Directors that there was no effect on the independence of the auditors. The Board of Directors has engaged Stambaugh o Ness, P.C. as the corporation's independent auditors for the fiscal year ending December 31, 2000.


                  SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     In order for a shareholder proposal to be considered for inclusion in ACNB Corporation's proxy statement for next year's annual meeting, the written proposal must be received by the corporation no later than Thursday, December 7, 2000. Any proposal must comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. If a shareholder proposal is submitted to the corporation after December 7, 2000, it is considered untimely; and, although the proposal may be considered at the annual meeting, the corporation is not obligated to include it in the 2001 proxy statement. Similarly, in compliance with the corporation's bylaws, shareholders wishing to nominate a candidate for election to the Board of Directors, must notify the Secretary in writing no later than 14 days in advance of the meeting. Shareholders must deliver any proposals or nominations in writing to the Secretary/Treasurer of ACNB Corporation at its principal executive office, 675 Old Harrisburg Road, Gettysburg, Pennsylvania 17325. See page 6 for more information about nominations to the Board of Directors.

              OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

     The Board of Directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Shareholders that properly may come before the annual meeting. However, if any other matter should be properly presented for consideration and voting at the annual meeting or any adjournments of the meeting, the persons named as proxy holders will vote the proxies in what they determine to be the best interest of ACNB Corporation.


                             ADDITIONAL INFORMATION

     Upon written request of any shareholder, a copy of ACNB Corporation's report on Form 10-K for its fiscal year ended December 31, 1999, including the financial statements and the schedules thereto, required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, may be obtained, without charge, from John W. Krichten, Secretary/Treasurer of ACNB Corporation, 675 Old Harrisburg Road, Gettysburg, Pennsylvania 17325.

                                ACNB CORPORATION
                                      PROXY

            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 2, 2000 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints D. Richard Guise and Philip
P. Asper and each or any of them, proxies of the undersigned, with full power of substitution to vote all of the shares of ACNB Corporation that the undersigned shareholder may be entitled to vote at the Annual Meeting of Shareholders to be held at 675 Old Harrisburg Road, Gettysburg, Pennsylvania 17325, on Tuesday, May 2, 2000, 1:00 p.m., Eastern Time, and at any adjournment or postponement of the meeting as follows:

1.   TO FIX THE NUMBER OF DIRECTORS OF ACNB CORPORATION AT 11.

     [    ]  FOR          [    ]  AGAINST               [    ] ABSTAIN

     The Board of Directors recommends a vote FOR this proposal.

--------------------------------------------------------------------------------

2.   TO FIX THE NUMBER OF CLASS 1 DIRECTORS AT 5.

     [    ]  FOR          [    ]  AGAINST               [    ] ABSTAIN

     The Board of Directors recommends a vote FOR this proposal.

--------------------------------------------------------------------------------

3.   TO FIX THE NUMBER OF CLASS 2 DIRECTORS AT 3.

     [    ]  FOR          [    ]  AGAINST               [    ] ABSTAIN

         The Board of Directors recommends a vote FOR this proposal.

--------------------------------------------------------------------------------

4.   TO FIX THE NUMBER OF CLASS 3 DIRECTORS AT 3.

     [    ]  FOR          [    ]  AGAINST               [    ] ABSTAIN

     The Board of Directors recommends a vote FOR this proposal.

--------------------------------------------------------------------------------

5.   TO ELECT 3 CLASS 2 DIRECTORS TO SERVE FOR A 3 YEAR TERM.

     WAYNE E. LAU              JENNIFER L. WEAVER    HARRY L. WHEELER

     [  ]   FOR all nominees                     [  ]   WITHHOLD AUTHORITY
            listed above (except                        to vote for all nominees
            as marked to the contrary below)            listed above

          The Board of Directors recommends a vote FOR these nominees.

         (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)


--------------------------------------------------------------------------------

6. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

     THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR PROPOSALS 1, 2, 3 and 4.

Dated: ______________________, 2000             ______________________________
                                                Signature

                                                ------------------------------
                                                Signature
Number of Shares Held of Record
on March 1, 2000


---------------------------



THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER AND RETURNED PROMPTLY TO ACNB CORPORATION IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN.